Exhibit 99.1

EnerSys Provides Update on IRC Section 45X Tax Credit Benefits and Updated Guidance for Its Fiscal Third Quarter 2024

READING, PA, USA, December 19, 2023 - EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications is providing a one time update to a portion of its previously issued fiscal third quarter 2024 outlook following the December 14, 2023 issuance of proposed regulations by the U.S. Department of the Treasury regarding the Advanced Manufacturing Production Credit - Section 45X of the Internal Revenue Code. The proposed regulations provide additional clarification on the methodology for calculating capacities of batteries that qualify for tax credits. EnerSys believes the impact of the proposed regulations will result in more of its product sales than previously anticipated to qualify for the related tax credits.

As a result, the Company now expects the annual tax credits that are recorded as a reduction to cost of goods sold and not subject to taxation to be in the range of approximately $120 million to $160 million. This represents an ongoing annual increase to our anticipated tax credits of approximately $35 million to $45 million compared to the previously communicated annual range of approximately $80 million to $120 million. The Company expects to continue to receive credits with regard to its qualifying U.S. production volumes through December 31, 2032.

Based on the proposed regulations from the U.S. Department of the Treasury, the Company now expects its third quarter fiscal 2024 adjusted diluted EPS to be in the range of $2.50 to $2.60, which reflects an adjustment – including retroactive impacts for the incremental IRC 45X tax benefits attributable to the fourth quarter of fiscal 2023 through the third quarter of fiscal 2024, as well as absorbing sustained capex pauses from telecom and broadband customers. This compares to the previously communicated range of $1.80 to $1.90.

EnerSys President & CEO David M. Shaffer stated, “EnerSys’s eligibility for Section 45X credits emphasizes the critical role our products play in helping to drive the global energy transition. We remain highly focused on executing on our strategic initiatives to achieve our long-term goals. We are pleased that the proposed regulations provide further support to EnerSys’s domestic investments in technology and operations in order to provide efficient, innovative solutions for our customers.”

The Company is continuing to evaluate the proposed regulations with its advisors and will provide more details during its regularly scheduled third quarter fiscal 2024 earnings results conference call to be held in February 2024.

Section 45X was created under Section 13502 of the Inflation Reduction Act of 2022 (the "IRA" or the "Act") and signed into law on August 16, 2022. Section 45X provides Advanced Manufacturing Production Credits (“Credit(s)”) for battery cells and battery modules produced in the United States (U.S.) with an energy density of not less than 100 watt-hours per liter. Credits will be determined based on sales of qualifying products produced in the U.S. from January 1, 2023 through December 31, 2032. See Section 13502 of the IRA for more information on Section 45X - https://www.congress.gov/117/plaws/publ169/PLAW-117publ169.pdf

About EnerSys:

EnerSys is the global leader in stored energy solutions for industrial applications, designs, manufactures and distributes energy systems solutions and motive power batteries, specialty batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. The company goes to market through four lines of business: Energy Systems, Motive Power, Specialty and New Ventures. Energy Systems, which combine power conversion, power distribution, energy storage, and enclosures, are used in the telecommunication, broadband and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions. Motive power batteries and chargers are utilized in electric forklift trucks and other industrial electric powered vehicles. Specialty batteries are used in aerospace and defense applications, large over-the-road trucks, premium automotive, medical and security systems applications. New Ventures provides energy storage and management systems for various applications including demand charge reduction, utility back-up power, and dynamic fast charging for electric vehicles. EnerSys also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. More information regarding EnerSys can be found at www.enersys.com.

Sustainability

Sustainability at EnerSys is about more than just the benefits and impacts of our products. Our commitment to sustainability encompasses many important environmental, social and governance issues. Sustainability is a fundamental part of how we manage our own operations. Minimizing our environmental footprint is a priority. Sustainability is our commitment to our employees, our customers and the communities we serve. Our products facilitate positive environmental, social and economic impacts around the world. To learn more visit: https://www.enersys.com/en/about-us/sustainability/.

Caution Concerning Forward-Looking Statements

EnerSys is making this statement in order to satisfy the “Safe Harbor” provision contained in the Private Securities Litigation Reform Act of 1995. Any of the statements contained in this press release that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties. The updated guidance regarding EnerSys’ financial performance is a forward-looking statement. A forward-looking statement predicts, projects, or uses future events as expectations or possibilities. Forward-looking statements may be based on expectations concerning future events and are subject to risks and uncertainties relating to operations and the economic environment, all of which are difficult to predict and many of which are beyond our control. For example, the proposed regulations are not final, and any final regulations may differ from the regulations proposed by the U.S. Department of the Treasury on December 14, 2023, and such differences may be material. For a discussion of other such risks and uncertainties that could cause actual results to differ materially from those matters expressed in or implied by forward-looking statements, please see our risk factors as disclosed in the “Risk Factors” section of our annual report on Form 10-K for fiscal year ended March 31, 2023. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release is making this statement in order to satisfy the “Safe Harbor” provision contained in the Private Securities Litigation Reform Act of 1995. Any of the statements contained in this press release that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties. The updated guidance regarding EnerSys’ financial performance is a forward-looking statement. A forward-looking statement predicts, projects, or uses future events as expectations or possibilities. Forward-looking statements may be based on expectations concerning future events and are subject to risks and uncertainties relating to operations and the economic environment, all of which are difficult to predict and many of which are beyond our control. For example, the proposed regulations are not final, and any final regulations may differ from the regulations proposed by the U.S. Department of the Treasury on December 14, 2023, and such differences may be material. For a discussion of other such risks and uncertainties that could cause actual results to differ materially from those matters expressed in or implied by forward-looking statements, please see our risk factors as disclosed in the “Risk Factors” section of our annual report on Form 10-K for fiscal year ended March 31, 2023. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

CONTACT

Lisa Hartman
VP, Investor Relations and Corporate Communications
EnerSys
610-236-4040
E-mail: investorrelations@enersys.com